EXHIBIT 23.3
                                                                   ------------



                               CONSENT OF EXPERT

          Reference is made to the Annual Report on Form 40-F (the "40-F") of Ivanhoe Mines Ltd. (the "Company") to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

          We hereby consent to the use of and reference to our name for the "Technical Report: Ovoot Tolgoi Property" dated March 27, 2008 (the "Technical Report") and the inclusion of information derived from the Technical Report under the heading "Item 3: Description of the Business - Ovoot Tolgoi Coal Property, Mongolia - Ovoot Tolgoi (Open Pit)" and the use and reference to our name in "Item 11: Interest of Experts" in the Company's Annual Information Form for the year ended December 31, 2007, dated March 28, 2008 and in the 40-F.

Sincerely,

Norwest Corporation


/s/ Richard D. Tifft III
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Name:   Richard D. Tifft III
Title:  Vice President, Geologic Services

Date: March 28, 2008